Exhibit 21

SUBSIDIARIES OF PARK NATIONAL CORPORATION

Name of Subsidiary		Jurisdiction of Incorporation or Formation

The Park National Bank (“PNB”)		United States (federally-chartered national banking association)

•	Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware

•	Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB) [Also does business under “Scope Aircraft Finance”]	Ohio

•	River Park Properties, LLC (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

•	Park Title Agency, LLC. (NOTE: PNB holds 49% of ownership interest and other member, which is not a subsidiary of Park National Corporation, holds 51% of ownership interest)	Ohio

•	The following are the divisions of PNB:

	∗ Fairfield National Bank (also sometimes known as “Fairfield National Division”)	n/a

	∗ The Park National Bank of Southwest Ohio & Northern Kentucky	n/a

	∗ Century National Bank	n/a

	∗ Second National Bank	n/a

	∗ Richland Bank (also sometimes known as “The Richland Trust Company”	n/a

	∗ United Bank, N.A.	n/a

	∗ First-Knox National Bank (also sometimes known as “The First-Knox National Bank of Mount Vernon”)	n/a

	∗ Farmers Bank (also sometimes known as “Farmers and Savings”)	n/a

	∗ Security National Bank (also sometimes known as “The Security National Bank and Trust Co.” or “Security National Bank & Trust Company”)	n/a

	∗ Unity National Bank	n/a

Guardian Financial Services Company [Also does business under “Guardian Finance Company”]		Ohio

Park Capital Investments, Inc. (“Park Capital”)		Delaware

•	Park National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

•	Security National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

•	First-Knox National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

•	Century National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Formation

SE Property Holdings, LLC	Ohio

• Vision-Park Properties, L.L.C. (NOTE: SE Property Holdings, LLC is sole member)	Florida

Vision Bancshares Trust I (NOTE: Park holds all of the common securities as successor Depositor; floating rate preferred securities are held by institutional investors)	Delaware